EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated March 6, 2007, relating to the consolidated financial statements and financial statement schedule of Powerwave Technologies, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a change in method of accounting for stock-based compensation and a classification of the contract manufacturing segment as a discontinued operation during the year ended December 31, 2006) and (ii) our report dated March 6, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K dated March 15, 2007 of Powerwave Technologies, Inc. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

December 18, 2007